        Confidential Treatment has been requested for portions of this agreement. Those portions have been marked [Redacted].

                                                                    EXHIBIT 10.8

           FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

        FIRST AMENDMENT (the "First Amendment") entered into as of November 1, 2002 by and among HI-TECH PHARMACAL CO., INC. (the "Company") and [Redacted] (the "Guarantor"), each a Delaware corporation, with its principal place of business at 369 Bayview Avenue, Amityville, New York 11701 and FLEET NATIONAL BANK, a national banking association, having a place of business located at 300 Broad Hollow Road, Melville, New York 11747 (the "Bank").

        WHEREAS, the Borrower, the Guarantor and the Bank are parties to a Revolving Credit and Term Loan Agreement dated as of October 23, 2002, as same may be hereafter amended and modified (the "Agreement"); and

        WHEREAS, the Borrower and the Guarantor have requested that the Bank amend, and the Bank has agreed to amend a provision of the Agreement.

        NOW, THEREFORE, the parties hereto hereby agree as folows:

        1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

        2. The Agreement is hereby amended by deleting Section 5.9(c) and substituting the following therefor:

             "(c) A minimum Tangible Net Worth of at least $12,500,000.00 as at July 31, 2002 ("Base TNW") and as at October 31, 2002 and as at the end of each quarter thereafter an amount equal to the Base TNW increased by an amount equal to 75% of the net income of the Company for the prior fiscal quarter(s) since July 31, 2002."

        3. The Borrower and the Guarantor hereby represent and warrant to the Bank that:

             (a) There are no defenses or offsets to their respective obligations under the Agreement, the Notes, or the Loan Documents, and if any such defenses or offsets exist, the same are hereby waived.

             (b) Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

             (c) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

        4. It is expressly understood and agreed that all collateral security for the Loans and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Loans and other extensions of credit provided in the Agreement as herein amended. Without limiting the generality of the foregoing, the Borrower and the Guarantor hereby absolutely and unconditionally confirm that each document and instrument executed by them pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

        5. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this First Amendment.

         6. The Borrower agrees to pay on demand, and the Bank may charge any deposit or loan account(s) of the Borrower, for all reasonable expenses (including reasonable attorneys fees) incurred by the Bank in connection with the negotiation, preparation and administration of the Agreement as amended hereby.

         7. This First Amendment is dated as of November 1, 2002 and shall be effective on the date of execution by the Bank retroactive to October 23, 2002.

         8. This First Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment the year and date first above written.

                                                     HI-TECH PHARMACAL CO., INC.


                                                     By:  /s/ David Seltzer
                                                        --------------------
                                                          David Seltzer
                                                          President

                                                     [REDACTED]


                                                     By:  /s/ David Seltzer
                                                        --------------------
                                                          David Seltzer
                                                          President

                                                     FLEET NATIONAL BANK


                                                     By:  /s/ Richard B. Martin
                                                        --------------------
                                                          Richard B. Martin
                                                          Vice President

State of New York, County of         ,ss:

         On the ____ day of November, in the year 2002, before me the undersigned, personally appeared DAVID SELTZER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                                      /s/ Therese M. Ast
                                                      --------------------------
                                                      Notary Public

THERESE M. AST
Notary Public, State of New York
No. 02AS6031315
Qualified in Greene County
Commission Expires Sept. 27, 2005

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